UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2008

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Schedule 1 to Form of Non Qualified Stock Option Agreement

Stock options granted under the ARAMARK Holdings Corporation (“Holdings”) 2007 Management Stock Incentive Plan have been, and will in the future be, awarded pursuant to a Non-Qualified Stock Option Agreement with Holdings (the “Option Agreement”). On August 5, 2008, the Board of Directors of Holdings approved a revised Schedule 1 to the form of Option Agreement that reflects new cumulative EBIT performance targets for 2009, 2010 and 2011 and new annual and cumulative EBIT performance targets for 2012. For grants made in the future, the EBIT performance targets will be as set forth in the revised Schedule 1 to the Option Agreement. The performance targets are not a prediction of how the Registrant will perform during the fiscal years 2009 through 2012. The Registrant is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these performance targets, and you are cautioned not to rely on these performance targets as a prediction of the Registrant’s future performance. A copy of Schedule 1 to the Option Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of Non Qualified Stock Option Agreement was filed as exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 16, 2007.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Schedule 1 to Form of Non Qualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: August 8, 2008	By:	/s/ JOSEPH MUNNELLY
	Name:	Joseph Munnelly
	Title:	Senior Vice President, Controller and Chief Accounting Officer

Index to Exhibits

Number	Description
10.1	Schedule 1 to Form of Non Qualified Stock Option Agreement